UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2018

ATRM Holdings, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-36318	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 Gershwin Ave. No., Oakdale, Minnesota		55128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (651) 704-1800

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2018, ATRM Holdings, Inc. (the “Company”) entered into an Eight Agreement of Amendment to Loan and Security Agreement (the “KBS Loan Amendment”) to amend the terms of the Loan and Security Agreement, dated as of February 23, 2016 (as amended, the “KBS Loan Agreement”), by and among the Company, KBS Builders, Inc., a wholly-owned subsidiary of the Company (“KBS”), and Gerber Finance Inc. (“Gerber Finance”), providing KBS with a credit facility based on a formula tied to certain eligible assets of KBS. The KBS Loan Amendment amended the KBS Loan Agreement to extend the availability of up to $600,000 of overadvances through no later than February 23, 2019 in order to provide KBS with additional working capital.

In connection with the KBS Loan Amendment, Jeffrey E. Eberwein, a director of the Company, executed a guaranty in favor of Gerber Finance unconditionally guaranteeing the $600,000 of KBS’s obligations under the KBS Loan Agreement arising from the $600,000 overadvance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM HOLDINGS, INC.

Dated: October 4, 2018	By:	/s/ Stephen A. Clark
	Name:	Stephen A. Clark
	Title:	Chief Financial Officer